Exhibit 99.1

FOR IMMEDIATE RELEASE

7 March 2012

Company contact:
Cecil R Whitmore
Investor Relations
Littlefield Corporation
512-476-5141
cwhitmore@littlefield.com

Littlefield Corporation Announces
Q4 2011 and FY 2011 Results

Austin, Texas - Littlefield Corporation (OTCQB: LTFD) today announced results for the fourth quarter and full year of 2011.

For the fourth quarter, total revenue increased to $2,162,000; surpassing last year by $77,000 or 4%, making this the second highest level of fourth quarter revenue in the Company’s history.  Gross profit margin was 21% of revenue; the same level as last year.

For the year, the Company achieved revenue of $9.43 million, within 2% of its prior annual record level of bingo revenue reached last year.  Gross profit margin was 30% versus 34% in the prior year.

For 2011, the Company recorded a charge of $389,000 reflecting the impact of closing two bingo halls whose leases expired in accordance with the terms of those leases.  This is a non-cash cost.

Full year 2011 income (loss) from continuing operations include approximately $1,544,000 of notable items:

•	$654,000 of legal expense for South Carolina, Texas and its Furtney litigation,

•	$401,000 of expense associated with the start-up of halls in Texas,

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•	$389,000 of asset impairment charges related to closing two bingo halls,

•	$99,000 for non-cash, stock-based compensation and $1,000 for other asset disposals.

Full year 2010 income (loss) from continuing operations includes approximately $1,367,000 of notable items:

•	$625,000 of legal expense for South Carolina, Texas and its Furtney litigation,

•	$502,000 of expense associated with the start-up of halls in Texas,

•	$122,000 arbitration judgment,

•	$103,000 for non-cash, stock-based compensation and

•	$15,000 for other asset disposals.

HIGHLIGHTS

Highlights of the full year and fourth quarter compared to the prior year follow. For comparability, these have been adjusted to exclude the discontinued Hospitality business operations.

FY 2011 results:

1.	Consolidated revenue was $9,434,572, within 2% or $200,738 of last year’s record-setting level of annual bingo revenue.

2.	Consolidated gross profit including the noted items was $2,809,691, down $441,828 or 14% versus the prior year.

3.	Total gross profit margin was 30% of revenue versus 34% in 2010.

4.	Excluding the noted items above, income from continuing operations was $590,510 compared to $1,173,302 last year.

5.	In January, June and November 2011, the Company completed the acquisitions of three bingo halls in South Carolina.

Q4 2011 results:

1.	Consolidated Q4 2011 revenue was $2,162,374, up $76,587 or 4% over last year.

2.	Consolidated Q4 2011 gross profit including the noted items was $456,479, up $10,908 or 2% versus Q4 2010.

3.	In mid-November, the Company completed the acquisition of a hall in South Carolina.

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A reconciliation of the impact of the noted items on the fourth quarter and full year gross profit, general and administrative expense and income (loss) from continuing operations is provided at the end of this report.

This report is based upon unaudited financial statements.  We expect to receive the auditor’s report and issue audited financial statements containing any necessary year end adjustments by the required SEC filing deadline at the end of March.

REVENUE – FULL YEAR
	2011	2010	Variance	% Change
LTFD Corporation	$9,434,572	$9,635,310	($200,738)	(2%)
Entertainment	9,311,398	9,558,081	(246,683)	(3%)
Other	123,174	77,229	45,945	NM

REVENUE – FOURTH QUARTER

	Q4 2011	Q4 2010	Variance	% Change
LTFD Corporation	$2,162,374	$2,085,787	$76,587	4%
Entertainment	2,104,932	2,066,445	38,487	2%
Other	57,442	19,342	38,100	NM

The revenue changes reflect the increasing contribution of new halls acquired throughout the year which offset the effects of a weak economy and increased competition in two of our regional submarkets. Other revenue reflects ancillary revenue not included in Entertainment.  Our historical trend of revenue changes, which will be shown in the webcast and conference call on Friday, correlates closely with the recessionary trends of the American economy and the effect of renovations and start-up of halls in Texas.

GROSS PROFIT - FULL YEAR
	2011	2010	Variance	% Change
LTFD Corporation	$2,809,691	$3,251,519	($441,828)	(14%)
Entertainment	2,686,517	3,174,290	($487,773)	(15%)
Other	123,174	77,229	45,945	NM
Gross profit %	30%	34%

GROSS PROFIT – FOURTH QUARTER

	Q4 2011	Q4 2010	Variance	% Change
LTFD Corporation	$456,479	$445,571	$10,908	2%
Entertainment	399,037	426,229	(27,192)	(6%)
Other	57,442	19,342	38,100	NM
Gross profit %	21%	21%

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The Entertainment gross profit changes mainly result from the increasing contribution of new halls during the year paired with costs of certain idle facilities and the impact of higher depreciation and amortization expense related to capital spending incurred for bingo hall renovations, including leasehold improvements and acquired assets.

CORPORATE OVERHEAD

	2011	2010	Variance	% Change
FOURTH QUARTER	$546,399	$651,127	($104,728)	(16%)
FULL YEAR	2,354,811	2,267,169	87,642	4%

Corporate overhead approximated the same level as the prior year except for costs to register certain shares, the reduction of investor relations programs during the year and higher occupancy costs.  The Company was required to register certain restricted shares (SEC Form S-1) issued in accordance with its 2008 private placement agreement; although these shares may not be sold until after December 31, 2012.  See the reconciliation of GAAP and Non-GAAP financial measures which follows.

INCOME (LOSS) and BASIC EPS FROM CONTINUING OPERATIONS

	Q4 2011	Q4 2010	Variance
Q4 Income (loss) excluding noted items	($72,570)	($116,022)	$43,452
Q4 Income (loss)	($811,406)	($481,151)	($330,255)
Q4 Basic Earnings (loss) per share	($0.05)	($0.03)	($0.02)
Q4 Basic weighted average shares outstanding	17,325,024	17,590,937	(265,913)

	2011	2010	Variance
FY Income (loss) excluding noted items	$590,510	$1,173,302	($582,792)
FY Income (loss)	($953,763)	($193,306)	($760,457)
FY Basic Earnings (loss) per share	($0.06)	($0.01)	($0.05)
FY Basic weighted average shares outstanding	17,324,586	17,815,114	(490,528)

The reduction in basic weighted shares outstanding reflects shares repurchased under last year’s share repurchase program.

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NET INCOME (LOSS) and BASIC EPS

	Q4 2011	Q4 2010	Variance
Q4 Net Income (loss) excluding noted items	($72,570)	($131,273)	$58,703
Q4 Net Income (loss)	($811,406)	($496,402)	($315,004)
Q4 Basic Earnings (loss) per share	($0.05)	($0.03)	($0.02)
Q4 Basic weighted average shares outstanding	17,325,024	17,590,937	(265,913)

	2011	2010	Variance
FY Net Income (loss) excluding noted items	$590,510	$1,158,051	($567,541)
FY Net Income (loss)	($953,763)	($208,557)	($745,206)
FY Basic Earnings (loss) per share	($0.06)	($0.01)	($0.05)
FY Basic weighted average shares outstanding	17,324,586	17,815,114	(490,528)

In Q4 2010, we incurred a net loss from discontinued operations of $15,251.

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

“We believe our business model and proven ability to select and integrate acquisition opportunities, position us for long-term growth in sales and profitability.

Despite a slow economy, in 2011 we continued to execute our growth strategy and took actions to improve our margins through both operational savings as well as revenue growth.  During the year we:

•
Acquired three bingo halls in January, June and November. Each of these halls is performing at or above expectations.  The planned renovations at these halls are almost complete and we are taking actions to further increase returns.  These new halls helped offset the unfavorable impact of a weak economy and increased competition in two of our regional submarkets.

•
Concluded three long-standing legal matters which should reduce legal costs as we move through the year – the Furtney case which had been ongoing for well over a decade, the settlement in Abilene which has resulted in a stronger position in the nighttime bingo market and we settled an ongoing lease dispute.

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Continued to reduce the unfavorable impact on earnings of start-up operations and expect to see one of the three reach breakeven this year.  In December we closed two halls resulting in an asset impairment charge of $389,000 and plan to replace these halls with new acquisitions this year.

We are also taking steps to ready the Company for future growth by increasing the number of managers at the Company to support our anticipated growth in number of bingo halls.

Barring unforeseen changes, I am optimistic the favorable trends will continue.

I would like to thank the employees of the Company for their continued dedication and efforts to attain these favorable results despite challenging economic conditions.

I look forward to answering your questions during the Conference Call on Friday.”

Earnings will be discussed in a conference call on Friday, March 9, 2012, at 11:00 AM CST.  Anyone who wishes to participate in the live conference call may do so by calling (877) 407-9205 and referencing the Littlefield Corporation conference call.  Callers will be asked for their name, company affiliation and email address.

The conference call and webcast may also be heard live on the internet at www.investorcalendar.com by referencing the Littlefield ticker symbol “ltfd”.

Questions may be sent to President and CEO, Jeffrey L. Minch in advance at jminch@littlefield.com, or in person by calling (512) 476-5141.  Questions may also be asked during the question and answer period at the end of the conference call.

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RECONCILIATION OF GAAP AND NON-GAAP MEASURES

In addition to disclosing results determined in accordance with GAAP, the Company discloses three non-GAAP financial measures: gross profit excluding start-up activities, corporate overhead and income (loss) from continuing operations excluding noted items. Management includes these non-GAAP financial measures to assist investors in assessing the Company’s operational performance and considers such non-GAAP measures to be important supplemental measures of performance. The Company presents these non-GAAP results as a complement to results provided in accordance with GAAP. Management uses these non-GAAP measures to manage and assess profitability and performance, to assist the public in measuring the Company’s performance, to allocate resources and relative to historical performance, to enable comparability between periods.

Gross profit	2011	2010
Gross profit (GAAP basis)	$2,809,691	$3,251,519
Hall start-up activities	400,502	500,810
Gross profit (non-GAAP basis)	$3,210,193	$3,752,329

Gross profit	Q4 2011	Q4 2010
Gross profit (GAAP basis)	$456,479	$445,571
Hall start-up activities	78,407	150,123
Gross profit (non-GAAP basis)	$534,886	$595,694

Corporate overhead	2011	2010
General and administrative expenses (GAAP basis)	$3,189,991	$3,075,003
Stock-based compensation	(99,381)	(103,078)
Noted legal expenses	(654,189)	(625,081)
Depreciation and amortization	(81,610)	(79,675)
Acquisition and divestiture consideration	---	---
Corporate overhead (non-GAAP basis)	$2,354,811	$2,267,169

Corporate overhead	Q4 2011	Q4 2010
General and administrative expenses (GAAP basis)	$839,136	$887,717
Stock-based compensation	(8,379)	(25,730)
Noted legal expenses	(263,398)	(189,276)
Depreciation and amortization	(20,960)	(21,584)
Corporate overhead (non-GAAP basis)	$546,399	$651,127

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Income (loss) from continuing operations	2011	2010
Operating income (loss) (GAAP basis)	($953,763)	($193,306)
Hall start-up activities	400,502	500,810
Stock-based compensation	99,381	103,078
Noted legal expenses	654,189	625,081
Asset impairment charges	388,742	---
Arbitration judgment	---	122,449
Asset disposals	1,459	15,190
Income (loss) excluding noted items (non-GAAP basis)	$590,510	$1,173,302

Income (loss) from continuing operations	Q4 2011	Q4 2010
Operating income (loss) (GAAP basis)	($811,406)	($481,151)
Asset impairment charges	388,742	---
Hall start-up activities	78,407	150,123
Stock-based compensation	8,379	25,730
Noted legal expenses	263,398	189,276
Asset disposals	(90)	---
Income (loss) excluding noted items (non-GAAP basis)	($72,570)	($116,022)

ABOUT LITTLEFIELD CORPORATION

Littlefield Corporation, headquartered in Austin, Texas, is the largest public owner of charitable bingo halls in the United States.  The Company, through its corporate subsidiaries, develops, owns and operates 38 halls in Texas, South Carolina, Alabama and Florida.  In Texas its corporate subsidiaries are involved as a licensed commercial lessor and in South Carolina as a licensed promoter.  145 charities conduct bingo in these charitable bingo halls.

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports. The Company undertakes no obligation to update publically any forward looking statements, whether as a result of new information, future events or otherwise.

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.